UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 12, 2012

VERSANT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-54050
(State or other jurisdiction of incorporation)	(Commission File No.)

19200 Von Karman, 4th Floor
Irvine, CA  92612
(Address of principal executive offices and Zip Code)

(714) 348-0605
 (Registrant's telephone number, including area code)

74 N. Pecos, Suite D
Henderson, NV 89074
(Former Address of principal executive offices and Zip Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this current report on Form 8-K includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” or “believe” or the negative thereof or any variation thereon or similar terminology.

Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial positions to differ materially from those included within the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

●	future financial and operating results, including projections of sales, revenue, income, expenditures, liquidity, and other financial items
●	our ability to develop relationships with new customers and maintain or improve existing customer relationships;
●	development of new products, brands and marketing strategies;
●	distribution channels, product sales and performance and timing of product shipments;
●	inventories and the adequacy and intended use of our facilities;
●	current or future customer orders;
●	management’s goals and plans for future operations;
●	our ability to improve operational efficiencies, manage costs and business risks and improve or maintain profitability;
●	growth, expansion, diversification and acquisition strategies, the success of such strategies, and the benefits we believe can be derived from such strategies;
●	personnel;
●	the outcome of regulatory, tax and litigation matters;
●	sources and availability of raw materials;
●	overall industry and market performance;
●	effects of competition; and
●	other assumptions described in this report or underlying or relating to any forward looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made, changes in internal estimates or expectations, or the occurrence of unanticipated events.

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.01 under the heading “Versant’s Acquisition of Mamma’s Best’ is incorporated by reference into this Item 1.01.

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

Information Required Pursuant To Form 10

On March 12, 2012, Versant International, Inc. entered into a Share Exchange Agreement with Mamma’s Best, LLC, a Delaware limited liability company, and the selling members of Mamma’s Best.  Under the share exchange agreement, the selling members received Ten Million (10,000,000) shares of Class B common stock of Versant International, Inc. for 100% ownership of Mamma’s Best.

As a result of the closing of the Company’s acquisition of Mamma’s Best, the Company’s operations are now focused on the all-natural and organic food market and the Company believes it can no longer be deemed a “shell company” as such term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).  Accordingly, we are providing the information below that would be included in a Form 10 under the Exchange Act.  This information is set forth below in this Item 2.01 and is organized in accordance with the Items set forth in Form 10.

In this report, we rely on and refer to information and statistics regarding our industry that we have obtained from a variety of sources. Some of this information is publicly available and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of such third party information.  As used in this Report, prior to the acquisition of Mamma’s Best, Versant International, Inc., is referred to as “Versant” and, for periods after the acquisition, it is referred to as the “Company.”

FORM 10 DISCLOSURES

ITEM 1. BUSINESS

Background

Versant International, Inc. (formerly Shang Hide Consultants, Ltd.) was incorporated in the State of Nevada on May 5, 2010. Initially, we were engaged in organizational efforts and obtaining initial financing.  Upon the recent change in management, as disclosed on Form 8-K as filed on January 3, 2012, we increased our efforts to identify a possible business combination.

Prior to the completion of the business combination with Mamma’s Best, the Company was, from inception, a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.

Prior to the completion of the transaction with Mamma’s Best, we did not undertake any efforts to cause a market to develop in our securities, either debt or equity.

Versant’s Acquisition of Mamma’s Best

On March 12, 2012, Versant International, Inc. entered into a share exchange agreement with Mamma’s Best, LLC a Delaware limited liability company (“Mamma’s Best”), and the selling members of Mamma’s Best (the “Selling Members”).  Under the share exchange agreement, the Selling Members received 10,000,000 shares of Class B common stock of the Company (the “Acquisition Shares”) for 100% of the membership interests of Mamma’s Best at March 12, 2012 (the “Closing Date”) on the basis of one quarter (1/4) share of Versant Class B common stock issued in exchange for each membership interest of Mamma’s Best.  Accordingly, Versant now owns 100% of Mamma’s Best, and Mamma’s Best functions as an operating subsidiary.

In addition, the Company entered into a Lock-Up Agreement with the Selling Members effective as of the Closing Date, pursuant to which each Selling Member agreed to not to sell any of the Shares received in the share exchange for a period of twelve (12) months after the Closing Date, and not to sell more than 1/36th of the Shares monthly over the three year period commencing on the first anniversary of the Closing Date and ending on the fourth anniversary of the Closing Date.  Further, two of the founders of Mamma’s Best entered into three-year employment agreements with the Company. In each case, the founders are eligible to receive bonus awards based on the Company’s performance.

Our Business

Mamma’s Best was created by three sisters: Lyda, Nancy and Elizabeth, who were inspired by their “Mamma’s” wonderful talent for cooking.  In 2008, the four founding members of Mamma’s Best developed a unique, all natural, food product line based on family recipes that blended two distinct ethnic-style backgrounds.  Since inception through December 31, 2011 our sales consisted of four products, a combination of sauces and marinades.  We plan to further develop other “family-based” recipes and expand our existing food lines to include additional sauces and marinades, jams, soups, and salad dressings.

Our Products

To date, our products have been available through natural and organic food retailers located in Southern California, specifically the greater Los Angeles and Orange County locales.  Our products are also available directly via our website, (www.mammasbest.com).   Our natural food product line currently being sold consists of the following:

Marinades/ Sauces:

•	Backyard BBQ
Mamma makes the best ribs in town and the secret is in the sauce. Our family’s BBQ sauce has been around for over 25 years, and because it’s so popular, we decided to make it available to you. It is not your typical sweet sauce that tends to burn on the grill but a combination of tomato, vinegar and a unique blend of spices that give it a kick!

•	Sweet and Spicy BBQ
Want to add some spice to your meals but be sweet about it? Try Mamma’s Best Sweet & Spicy BBQ sauce for a taste above the rest. The perfect blend of sweet and spicy will make your meatloaf or pork chops that family favorite again. Try it on some chicken and let those magic spices so their thing. If shrimp or fish is your choice, bake with this unique mixture of sweet & spicy flavors to share with your loved ones.

Future Products

We intend to roll out several new products and product lines over the next twelve months and beyond.  Initially we expect these products to comprise new product areas of: (1) soup offerings, (2) salad dressings, and (3) jams, all based on the on-going use of nutritious, all natural ingredients. We have already developed the recipes for the following new product offerings, which are being manufactured currently:

Soups:
•	Tuscan Fagioli
Enjoy the taste of Tuscany in every bowl.  With each spoonful you will taste the hearty combination of potatoes and white beans mixed with our secret “trito” blend. Adding a finishing touch of rosemary will make you feel like you are sitting in the Village Ristorante ~ Buon Appetito!

•	Oven Roasted Vegetable
Roasting vegetables is the best cooking method to bring out their natural flavors. Fill your home with the aroma of a home cooked meal, roasting in your oven. Our delicious blend of carrots, sweet potatoes, butternut squash, onions, bell peppers and a dash of thyme and sage are the perfect combination to make you feel like you made it from scratch.

•	Thai Soup
Travel to the Far East from your dinner table.  Enjoy the exotic tastes of Thailand in our special shrimp stock, flavored with garlic, kaffir lime leaves, lemon grass, shallots, tamarind and red chili peppers.  For that authentic entrée, add some tofu and chicken.

•	County Curried Vegetable
Let the exotic aroma in your kitchen warm your tummy with our Country Curry Soup. Yukon potatoes, carrots, onions, sweet potatoes and yellow bell peppers merry slowly with the finest spices such as madras curry powder, turmeric, and mustard powder. The finishing touch of coconut milk and the soup simmers to perfection.

•	Soup de Soleil
Transport your senses to the sun-drench coastlines of the Mediterranean. Roasted poblano peppers, smoky black beans, carrots, roasted corn kernels, cilantro, garlic and roasted chilis make this soup flavorful beyond belief.  Add a cup of cooked rice and chicken, serve with warm tortillas and you’ve got your new afternoon favorite.

•	Wholesome Bliss Veggie Broth

Jams:
•	Grape Homestyle Fruit Spread
Packed with real grapes, our homestyle grape jam elevates the flavors from the California sun.

•	Peach Raspberry Homestyle Fruit Spread

A blend of fresh sweet peaches & plump ruby red raspberries can make your summertime year round.

•	Mango Habanero Homestyle Fruit Spread
A tropical twist with habanero spices bursting with mango flavor.

•	Acai Blueberry Homestyle Fruit Spread
A combination of the two highest antioxidant fruits packed with delicious flavor.

•	Blackberry Pear Homestyle Fruit Spread
A delicious blend of sun-ripened berries with juicy sweet pears.

•	Strawberry Homestyle Fruit Spread
With plump, ripe strawberries you get that just-picked flavor.

Thus, the Company intends to roll out approximately 16 new product offerings in 3 additional product lines within the next 3 months, contingent on the timely receipt of additional financing that will be needed to support the product offerings.

In addition, the Company is working on creating additional product lines, including:

Salad Dressings:

•	Asian Cilantro & Sesame
•	Mediterranean Balsamic & Herb
•	Roasted Garlic & Lemon
•	Classic Vinaigrette

Salsa:

•	Red (Roma tomatoes, garlic, chilis, cilantro and green onions)
•	Green (tomatillos, onion and cilantro)
•	Chipotle (smoky flavor with a hint of spice)
•	Black bean/roasted corn

Pasta Sauce:

•	Marinara - traditional red pasta sauce
•	Basillico - red sauce with a touch of cream
•	Arrabiata - spicy red pasta sauce
•	Bolognese - meat sauce

Chimichurri:

•	Red - a blend of parsley, garlic, oregano, apple cider vinegar, balsamic, and spices
•	Green - a combination of fresh herbs and balsamic with roasted garlic

General Description of the Market

According to Organic Monitor estimates, global organic sales reached $54.9 billion in 2009, up from, $50.9 billion in 2008.1 The countries with the largest markets are the United States, Germany, and France.2  In the United States, sales of organic food and beverages have grown from $1 billion in 1990 to $26.7 billion in 2010, with sales in 2010 representing 7.7% growth over 2009 sales.3 Organic food and beverage sales represented approximately 4% of overall food and beverage sales in 2010.4  Mass market retailers (mainstream supermarkets, club/warehouse stores, and mass merchandisers) in 2010 sold 54% of organic food.  Natural retailers were next, selling 39% of total organic food sales. Other sales occur via export, the Internet, farmers’ markets/ Community Supported Agriculture, mail order, and boutique and specialty stores.5

The Natural and Organic Opportunity

Over the last couple of years, natural and organic food has been one of the fasting growing segments in the food sales and distribution industry.  The trend toward healthier, more natural ingredients in food items is unmistakable. According to WholeFoods Magazine:

“Sharp food retailers have recognized that 1) consumers want to eat healthier and that 2) no major national food brand has yet fully captured the “natural” identity in consumers’ minds. In the absence of a dominant national “natural” brand, these first-mover retailers have seized the opportunity to “own” the natural category, and have begun to shift the balance of power away from manufacturers and toward retail stores.” 6

__________________________
1 The World of Organic Agriculture: Statistics & Emerging Trends 2011.
2 Id.
3 Organic Trade Association’s 2011 Organic Industry Survey.
4 Id.
5 Id.

Walmart, which sells about 25% of the nation’s food, announced in January 2011 a major five-year plan to convert thousands of its private label food items to healthier recipes.  In addition, Walmart is encouraging its major suppliers such as Kraft Foods, Pepsi, Coca-Cola, Unilever, Nestle, and Procter and Gamble to follow suit.7 Retail Insights estimates that the reformulations to better-for-you ingredients across all these brands will account for well over half of all food-store sales within the next 10 to 15 years.8

While more established companies are reformulating toward healthier ingredients, we are entering the market with a fresh start, emphasizing all natural and organic ingredients in all of our tasty product lines.  We believe this is a competitive advantage in a market segment that still has a long way to grow.

Sub-markets

Within the natural and organic food market, we are initially targeting submarkets for sauces, marinades, soups, and jams.  Other potential product lines that the Company is considering include salad dressings, chimichurri, baked goods, soup starters, pasta sauces, beef jerky, and frozen foods.

•
BBQ sauces/marinades.  Considering that 73% of all Americans own or have access to grills and consumers continue to embrace an “outdoor living lifestyle” that facilitates backyard getaways, we believe the BBQ market has solid growth potential.  This belief is bolstered by a trend of increased emphasis on entertaining at home and dining out less.

•
Soups.  We believe soup is a staple in most American households. In particular, the ready-to-serve variety of soup has seen sales increase by 16% in recent years, which translates into a $3.8 billion dollar market.

•	Jams. According to the International Jelly and Preserve Association, annual retail sales for jams, jellies, fruit spreads and preserves were about $632 million dollars in 2010.

Sales

Since our inception, our three largest distributors shipping product to 140 stores currently have accounted for 39%, 30%, and 17% of our revenues, respectively.  Our results of operations have not been materially adversely impacted from this concentration of sales.  We are aggressively pursuing an increased customer base and expect to reduce the historical revenue concentration over the next twelve months and beyond.

Distribution and Marketing

Our products are generally sold to natural and organic food retailers, some of which are well-known national chains, as well as smaller regional specialty stores.  Our products are also available for direct purchase on our website.  Our future distribution plans include forging relationships with additional retail grocery outlets, initially focused in the Western United States.

Our products are currently produced under contract by a USDA certified co-producer and distributed through third parties as we do not own or operate any manufacturing or warehouse facilities. We currently use three distributors: Monterey Provision Company, KeHE Distribution and Nature’s Best.  During fiscal 2011, we sold our products in a total of 40 retail outlets, mostly in the Southern California and the Southwestern U.S. region.  As of the date of this report, we have access to a total of 140 retail outlets across the United States through our distribution channel, including outlets of Sprouts Farmers Market and Whole Foods.

Our marketing objectives include building awareness for the Mamma’s Best brand and products, encouraging trial of the products, building a repeat customer base and building brand loyalty. To date, our marketing efforts have included both in-store and product demonstrations at special events.  In certain circumstances, we provide promotional and volume pricing discounts to distributors.  We are exploring additional marketing strategies including hiring marketing consultants, developing print and digital media advertisements, and additional consumer incentives such as coupons and contests.
___________________
6 WholeFoods Magazine, “The Battle for Market Share: Who Owns the Natural Pie?”, available at http://wholefoodsmagazine.com/columns/merchandising-insights/battle-market-share.
7 Id.
8 Id

Mamma’s Best is also a certified minority business enterprise (“MBE”) and women business enterprise (“WBE”).  Certification as an MBE and/or WBE allows the business to be considered in the selection process on state contracts that require participation by minority- and women-owned businesses.  Entities that are not certified cannot be counted on contracts requiring a specified level of participation.  All certified MBE/WBE businesses appear on the Office of Equal Opportunity Directory of Certified MBE and WBE Vendors.  Private contractors and state agencies use this site as a resource in soliciting certified minority and/or female participation for ongoing projects. MBE/WBE certification is sufficient to qualify for all state agency contracts seeking an MBE or a WBE.

We believe that Mamma’s Best’s MBE and WBE certifications are attractive to some of the larger, mainstream retailers such as Albertson’s, Ralph’s and Von’s, which represent thousands of additional potential retail outlets for our products. There are several factors motivating companies to establish supplier diversity programs, which include:

•
Their organizations have a diverse customer base. By showing support for the demographic groups of its customers, an organization hopes to strengthen its appeal to them. Studies show female consumers are more likely to buy from a company using a woman-operated or owned supplier. Diverse suppliers can act as powerful advocates for the company sourcing from them, especially since some diverse suppliers are politically active in their communities.

•
Their organizations serve customers that support supplier diversity. Companies that are committed to supplier diversity don’t just select diverse suppliers. They require their suppliers to support supplier diversity.

•	The government may require it in some instances. Federal contractors are expected to subcontract a portion of their award to diverse suppliers.
•
Their organizations want to demonstrate social responsibility. Many organizations voluntarily use a diverse supplier base because the leadership feels that it is the right thing to do for the community.

•	Diverse suppliers bring added skill sets that can prove to be tactically advantageous in a global marketplace.

Supplies and Suppliers

Our products are currently produced, bottled, and supplied under contract by an unrelated USDA certified co-producer and manufacturer located in Southern California.  We do not have any firm commitments to use the manufacturer for future production.  We maintain a good relationship with the manufacturer and believe they have the appropriate capacity to meet our current production needs.

While our products are unique within the marketplace, the underlying ingredients are readily available and generally not subject to shortages or other significant market fluctuations.

Our product and geographic expansion plans will likely require additional supplier relationships.

Competition

The rapidly expanding natural and organic food industry is highly competitive.  Many of our competitors are established market participants with national and international brand recognition.  Our competition includes: 1) large conglomerates; 2) specialty brands focused on the natural and organic foods market; and 3) potential customers who may make sauces, marinades and other similar products on their own at home.  Most of our competitors, particularly large conglomerates and private label brands with substantial market share, have significantly more financial resources and distribution capabilities than we currently do.  In addition, most of our competitors have longer operating histories and more demonstrated brand recognition than we currently do. Some of our specific competitors in the sauce and marinade product line include: Stubb’s, Organic Ville, Annie’s, Trader Joe’s brand, Soy Vay and Jim Beam.  In the soup product line, we anticipate competing with Pacific Natural Foods, Imagine Natural Creations and Muir Organic, among others.  And in the jam product line, we believe we will compete with Nature’s Hallow and others.

We intend to compete by providing superior tasting products with all natural ingredients while maintaining a homemade feel. We compete primarily on the basis of the uniqueness our product recipes and overall product quality.  Moreover, improving our market position, including the introduction of additional products, requires substantial advertising and promotional expenditures.  However, there can be no assurance we will be able to gain enough market share to achieve and support on-going profitability.

Intellectual Property

While its products are not patented, the Company believes its recipes and formulations are protected trade secrets.

Management feels that the process of developing food products from concept, including formulas, recipes, flavor profiles and the batching process is not easily attained and therefore is sensitive information which gives the Company a competitive advantage. This information is critical to the success of the Company. We consider this an intellectual asset of our business. Management prohibits contract manufacturers and agents from disclosing or using our confidential or proprietary information outside the company, before, during and after involvement with the Company.
All resources to the Company that have access to our proprietary information are required to execute a non-disclosure agreement.  We consider everything we do in terms of marketing, promotions and product as a trade secret, and information we wish to keep confidential. Our proprietary information includes recipes, formulas, processes, and methods used in our production. It includes our business and marketing plans, customer lists, and contracts and we have taken reasonable measures to keep this information protected, as it is not readily ascertainable by the public.

We will protect our brand and image to the extent the law provides through trademark notifications. We are not reliant on heavy research and development and the costs associated with those efforts.  Because of our close relationship with our contract manufacturer, our research and development costs are kept low and built into the cost of product.  We have not registered trademarks or otherwise protected the propriety of our currently available products through registration with governmental authorities or licenses with private parties.  As our market share and product availability increases, significant future expenditures may be required to protect our brand and proprietary product recipes.

Research and Development

Our products have, and are expected to be for the foreseeable future, developed by our founders.  We do not expect to incur significant expenses related to additional product development for at least the next twelve months.

Seasonality

We do not expect to experience seasonal variations in our operating results.

Consequence of Delays

The Company is seeking growth capital of $50,000 to $100,000 during the next 12 months.  If outside funds are not obtained through the sale of securities or other financing arrangements, the Company’s revenues will be limited.

Regulation

United States food products are primarily regulated by the U.S. Food and Drug Administration (“FDA”).  The FDA enacts and enforces regulations relating to the manufacturing, distribution and labeling of food products.   The Food Safety Modernization Act, a 2011 law, provided additional food safety authority to the FDA.  We do not expect the cost of complying with FDA laws and regulations to be material for at least the next twelve months.

In addition, some states further regulate operations within the food distribution and sales industry by requiring additional licensing, enforcing federal and state standards for selected food products, grading food products, inspecting plants and warehouses, regulating trade practices related to the sale of certain food products and imposing their own labeling requirements on food products.  We believe we are compliant with all federal and state regulations.

Environmental Regulation

Since we do not currently produce or bottle our own food products,  we do not have significant exposure to environmental protection laws and regulations.

Employees

As of the date of this report, we have four employees.  The current number of employees is expected to be sufficient to support the level of our operations until such time there is a significant increase in market share and geographic expansion.

ITEM 1A.  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this Current Report on Form 8-K and other filings with the SEC before purchasing our common stock. The risks and uncertainties described below are those that are currently deemed to be material and specific to our Company and industry. If any of these or other risks actually occurs, our business may be adversely affected, and the trading price of our common stock may decline and you may lose all or part of your investment.

Risks Associated With the Our Business

We have a limited operating history.

We have a limited operating history, a limited number of customers, and have experienced operating losses since our inception.  The Company is subject to substantially all the risks inherent in the creation of a new business. As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks and the risks described elsewhere than for a company with an established business and operating cash flow.  Historically, we had no significant assets or financial resources. We will, in all likelihood over at least the next twelve months, sustain operating expenses that exceed our corresponding revenues. This operating deficiency will likely result in the incurrence of net operating losses until we can increase the reach of our distribution channel, our brand recognition and our customer base.   There is no assurance we will be successful in increasing our business operations and achieving profitability.

We recently entered into a new business and may not be successful in executing our business plan.

We have recently entered into the natural and organic food development, distribution, and sales industry.  We face significant competition from national and international food producer and distributors that possess significant brand recognition advantages.  Even though our management believes our products are positioned to increase our market share, our limited operating history and financial resources make it difficult to penetrate our targeted market.  If we are unable to increase our brand recognition we may not achieve profitability.

We may likely need to raise additional funds in the future to fund our on-going operations and growth strategy. If such funds are not available we may not be able to continue as a going concern.

Our cash from operations may not be sufficient to meet our working capital needs and/or to implement our business strategies. As a result, we may need to raise additional capital or obtain additional financing.  Accordingly, we expect that we will have to raise additional capital in the future to help fund our operations and growth strategy or to fund unforeseen capital requirements or other events and uncertainties. If we cannot raise funds on acceptable terms, we may not be able to increase or market share, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may prevent us from achieving profitability or continue as a going concern.

In addition, it may be difficult for us to raise capital due to a variety of factors, some of which may be outside of our control, including a tightening of credit markets, overall poor performance of stock markets, and/or an economic slowdown in the United States or other countries. Thus, there is no assurance we would be able to raise additional capital if needed. To the extent we do raise additional capital, the ownership position of existing stockholders could be diluted. Similarly, there can be no assurance that additional financing will be available if needed or that it will be available on favorable terms.

Our industry is highly competitive and we may be unable to compete effectively. Increased competition could adversely affect our financial condition.

The market for our products is highly competitive. Many of our competitors are substantially larger and have greater financial resources and broader name recognition than we do. Some of the well-established companies with which we compete include: Trader Joe’s brand, Soy Vay and Jim Beam.  Our larger competitors may be able to devote greater resources to research and development, marketing and other activities that could provide them with a competitive advantage. Our market has relatively low entry barriers and is highly sensitive to the introduction of new products that may rapidly capture a significant market share.  Increased competition could result in price reductions, reduced gross profit margins or loss of market share, any of which could have a material adverse effect on our financial condition and results of operations. There can be no assurance that we will be able to compete in this intensely competitive environment.

The failure of our suppliers to supply quality materials in sufficient quantities, at a favorable price, and in a timely fashion could adversely affect the results of our operations.

Our products are currently supplied from one vendor. The loss of this vendor or significant increases in their pricing structure, would adversely affect our business operations. Although we believe that we could establish alternate sources for our products, any delay in locating and establishing relationships with other sources could result in product shortages, with a resulting loss of sales and customers.

A shortage of raw materials or an unexpected interruption of supply could also result in higher prices for materials used in the production of our products. Although we may be able to raise our prices in response to significant increases in the cost of these materials, we may not be able to raise prices sufficiently or quickly enough to offset the negative effects of the cost increases on our results of operations.

There can be no assurance that our current or future suppliers will provide the quality materials needed by us in the quantities requested or at a price we are willing to pay. Because we do not control the actual production of our sauces and marinades, we are also subject to delays caused by interruption in production of materials based on conditions outside of our control, including weather, transportation interruptions, strikes and natural disasters or other catastrophic events.

We could be exposed to product liability claims or other litigation, which may be costly and could materially adversely affect our operations.

Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition. We could face financial liability due to product liability claims if the use of our products results in significant loss or injury. Additionally, the manufacture and sale of our products involves the risk of injury to consumers from tampering by unauthorized third parties or product contamination. We could be exposed to future product liability claims that, among others: our products contain contaminants; we provide consumers with inadequate instructions about product use; or we provide inadequate warning about side effects or interactions of our products with other substances.

Our products and manufacturing activities are subject to extensive government regulation, which could limit or prevent the sale of our products in some markets and could increase our costs.

The manufacturing, packaging, labeling, advertising, promotion, distribution, and sale of our products are subject to regulation by numerous national and local governmental agencies in the United States. Failure to comply with governmental regulations may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines, and criminal prosecutions. Any action of this type by a governmental agency could materially adversely affect our ability to successfully market our products. In addition, if the governmental agency has reason to believe the law is being violated (for example, if it believes we do not possess adequate substantiation for product claims), it can initiate an enforcement action. Governmental agency enforcement could result in orders requiring, among other things, limits on advertising, consumer redress, divestiture of assets, rescission of contracts, and such other relief as may be deemed necessary. Violation of these orders could result in substantial financial or other penalties. Any action by the governmental agency could materially adversely affect our ability and our customers’ ability to successfully market those products.

We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations, when and if adopted, would have on our business. They could include requirements for the reformulation of certain products to meet new standards, the recall or discontinuance of certain products, additional record keeping, expanded or different labeling, and additional scientific substantiation. Any or all of these requirements could have a material adverse effect on our operations.

Our manufacturing and fulfillment activities are subject to certain risks.

Our products are manufactured for us in Huntington Park, CA. As a result, we are dependent on the uninterrupted and efficient operation of this facility. Our supplier’s manufacturing and fulfillment operations are subject to power failures, blackouts, the breakdown, failure or substandard performance of equipment, the improper installation or operation of equipment, natural or other disasters, and the need to comply with the requirements or directives of governmental agencies, including the FDA. While we believe our supplier has implemented various emergency, contingency and disaster recovery plans, there can be no assurance that the occurrence of these or any other operational problems at our supplier’s facility would not have a material adverse effect on our business, financial condition and results of operations. Furthermore, there can be no assurance that their contingency plans will prove to be adequate or successful if needed.

Changes in our relationships with significant customers could adversely affect us.

Since inception, our three largest customers accounted for approximately 86% of our net revenues. There can be no assurance that all significant customers will continue to purchase our products in the same quantities or on the same terms as in the past, particularly as consumers continue to demand lower pricing and increased value. The loss of a significant customer or a material reduction in sales to a significant customer could materially and adversely affect our product sales, financial condition and results of operations.

We may be unable to adequately protect our product branding or may inadvertently infringe on the intellectual property rights of others.

Our products and recipes are not legally protected by trademarks or patents that are registered with the U.S. Patent and Trademark Office, or by contractual licenses. There can be no assurance that we will be able to protect our brand name and underlying products from infringement.

In addition, infringement may be alleged against us by our competitors. In the event we are required to defend our products in litigation, even if successful, substantial costs and diversion of resources could have a material adverse effect on our business, results of operation and financial condition. If any such claims are asserted against us, we may seek to obtain a license under the third party’s intellectual property rights. There can be no assurance, however, that a license would be available on terms acceptable or favorable to us, if at all.

We must leverage our value proposition to compete against retailer brands and other economy brands.

Retailers are increasingly offering retailer and other economy brands that compete with some of our products. Our products must provide higher value and/or quality to our consumers than less expensive alternatives, particularly during periods of economic uncertainty such as those we continue to experience. Consumers may not buy our products if the difference in value or quality between our products and retailer or other economy brands narrows or if consumers perceive a narrowing. If consumers prefer retailer or other economy brands, then we could lose market share or sales volumes or shift our product mix to lower margin offerings. The impact could materially and adversely affect our financial condition and results of operations.

We are dependent on our officers and other product development and marketing employees.  Loss of any of these key employees may adversely impact our ability to execute our business plan.

For the foreseeable future, our success will depend largely on the services of all of current employees due to their product development expertise.  Our officers and key employees provide industry knowledge, marketing skills and relationships with major customers. We are also dependent on these employees to both manage our current operations, and attract and obtain additional financing.  The loss of any of these employees or our inability to replace them effectively could seriously harm our business, financial condition or results of operations and our ability to execute our business plan.

Our marketing costs could materially increase which could have a material adverse effect on our earnings.

We incur marketing costs relating to the advertising and promotion of our products. For instance, our marketing costs may materially increase. Any increase in our marketing costs without an offsetting increase in our revenues could have a material adverse impact on our earnings.

In addition to our current operations, we pursue other acquisitions in unrelated industries.  In this regard, we are not obligated to follow any particular criteria for evaluating new acquisition targets.

Even though we believe our officers and directors possess the appropriate expertise and ability to identify suitable acquisition targets, there is no guarantee the acquisition will be successful.  Additionally, we may incur substantial expenses related to these activities that may be unrecoverable.  We will target companies which we believe will provide the best potential long-term financial return for our stockholders and we will determine the terms of the relationship accordingly.

Our acquisition and strategic alliance strategies include numerous risks, including identifying acquisition candidates, execution risks, significant acquisition costs, the management of a larger enterprise, and the diversion of management’s attention that could cause our overall business operations to suffer.

We may seek to acquire companies that complement our business. Our inability to complete acquisitions and successfully integrate acquired companies may render us less competitive. We may evaluate acquisitions at any time. We cannot assure you that we will be able to identify acquisition candidates and complete acquisitions on commercially reasonable terms or at all. If we make acquisitions, we also cannot be sure that any benefits anticipated from the acquisitions will actually be realized. Additionally, we cannot be sure that we will be able to obtain financing for acquisitions.

The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial, operational and managerial resources that would otherwise be available for the ongoing development or expansion of our existing business. The integration of acquired businesses may also lead to the loss of key employees of the acquired companies and diversion of management’s attention from ongoing business concerns. To the extent that we have miscalculated our ability to integrate and operate the business to be acquired, we may have difficulty in achieving our operating and strategic objectives. The diversion of management attention may affect our results of operations. Future acquisitions could result in the incurrence of debt and related interest expense, contingent liabilities and accelerated amortization expenses related to acquisition premiums paid, which could have a materially adverse effect on our financial condition, operating results and cash flow.

Risks Related to Our Stock

There is currently no trading market for our Common Stock, and liquidity of shares of our Common Stock is limited.

Shares of our Common Stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for the Common Stock. Further, no public trading market is expected to develop in the foreseeable future unless and until we complete a business combination with an operating business and thereafter file and obtain effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”). Therefore, outstanding shares of Common Stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

Applicable SEC Rules governing the trading of “penny stocks” limits the trading and liquidity of our common stock which may affect the trading price of our common stock.

We plan to file the necessary regulatory applications to enable our common stock to be eligible for trading on the OTC Bulletin Board. To the extent our common stock becomes eligible for trading, and it trades below $5.00 per share, our common stock will be considered a “penny stock” and will be subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure document explaining the penny stock market and the associated risks. Under these regulations, brokers who recommend penny stocks to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

We intend to raise additional capital in the future, and such additional capital may be dilutive to stockholders or impose operational restrictions.

We intend to raise additional capital in the future to help fund our operations and acquisition strategy through sales of shares of our common stock, securities convertible into shares of our common stock, or issuances of debt. Additional convertible debt or equity financing may be dilutive to our stockholders and debt financing, if available, may involve restrictive covenants that may limit our operating flexibility. If additional capital is raised through the issuance of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of our stockholders will be reduced. These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.

If our executive officers, directors and principal stockholders collectively have the power to control our management and operations, and have a significant majority in voting power on all matters submitted to the stockholders of the company.

Management and affiliates of our management currently beneficially own 100% of the outstanding Class A common stock which has a 10:1 voting ratio to Class B common stock. Generally, Class A common stock and Class B common stock vote together on all matters submitted for vote to the stockholders of the Company, including the election of directors.  Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of our board of directors (the “Board of Directors”);
•	Removal of directors;
•	Amendment to the Company’s Articles of Incorporation or Bylaws; and
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders have complete control over our affairs. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

The trading price of our common stock is likely to be highly volatile.

The trading price of our shares, assuming they become eligible to trade, may from time to time fluctuate widely. The trading price may be affected by a number of factors including events described in the risk factors set forth in this report as well as our operating results, financial condition, announcements regarding our business, general economic conditions and other events or factors. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the price of many small capitalization companies and that often have been unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the market price of our common stock. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

We do not intend to pay dividends in the foreseeable future.

We have never declared or paid a cash dividend on our common stock. Accordingly, we do not anticipate paying any dividends in the foreseeable future and investors seeking dividend income should not purchase our common stock.

We may issue Preferred Stock, which could have the effect of delaying or preventing a change in control of the Company.

Our Amended and Restated Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock. In the event Preferred Stock is issued, it could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.  This is because each share of Preferred Stock would be convertible into ten thousand (10,000) shares of Class A common stock, and each share of Class A common stock, in turn, would be convertible into ten (10) shares of Class B common stock.  Thus, holders of Preferred Stock could exert significant influence on matters that would require the approval of stockholders, including a proposed merger of the Company into another corporate entity, or a different kind of sale of the Company.  Although we have no present plans to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

Upon completion of the share exchange, Mamma’s Best became a wholly owned subsidiary of the Company which currently serves as our sole operating subsidiary. The following Management’s Discussion and Analysis is intended to help the reader understand the results of operations of Mamma’s Best.  Please note that Exhibit 99.1 hereto contains the historical financial statements of Mamma’s Best, a Delaware limited liability company.

Overview

We market and sell organic and natural food products.  As of the date of this report, our product line consists of four varieties of sauces and marinades.  Our products are available in retail grocery outlets that specialize in organic and natural food distribution and sales, some of which are nationally recognized.

Key Performance Indicators

Our key performance indicators are the number of units sold of each product, as well as our total revenues.

We recognize revenue when orders are shipped, at which time ownership and the risk of loss is transferred to the buyer. Increasing our revenues will require us to enhance our brand recognition, increase our number of customers, expand our product offerings, and extend our geographical presence.

We also monitor product returns, of which there have been none to date.

Results of Operations

Prior to the acquisition of Mamma’s Best, which includes the periods from May 2010 through December 31, 2011 and into early 2012, Versant did not have any operations and correspondingly did not generate revenue.  The following is a discussion and analysis of the results of operations of Versant as if the acquisition of Mamma’s Best (surviving accounting entity) were completed as of the beginning of the first period presented in the accompanying financial statements (year ended December 31, 2010).

The following discussion and analysis should be read in conjunction with the accompanying financial statements for the years ended December 31, 2011 and 2010.

Comparison of the Years Ended December 31, 2011 and 2010

Revenues

Revenues for both periods consist of sales of our four sauces and marinades.  We increased our revenue by approximately 7% to $18,769 in 2011 from the same period in 2010 primarily related to increased product orders from one of our major distributors.  We expect our revenues from our existing product line to continue to increase throughout 2012 related to our expected increase in brand recognition, additional promotional efforts, and the development and distribution of new products in mid to late 2012.

Cost of Goods Sold

Our cost of goods sold increased slightly disproportionate to our increase in revenue resulting in a decrease of 5% in gross margin for the year ended December 31, 2011 as compared to the period ended December 31, 2010.  The decrease in our gross margin from 29% in 2010 to 24% in 2011 was the result of price increases implemented by our primary product supplier while we did not increase our corresponding pricing structure in an attempt to expand our market share and customer base.  Until we achieve sufficient brand recognition we expect our gross margin to remain at their current levels.

Operating Expenses

To date, our operating expenses consist primarily of sales and marketing expenses related to increasing our brand recognition and other general administrative expenses.

Sales and Marketing. Our sales and marketing expenditures increased approximately 171% in 2011 to $11,581 from the same period in 2010.  This increase was primarily due to increasing the activity of the Company as a whole and continuing to focus additional resources on expanding our market share and brand recognition.  We expect these expenditures to increase in future periods as we roll out new products and product lines.

General, Administrative and Related Expenses. General, administrative and related expenses consist of costs related to meals and entertainment including travel, insurance, utilities, and professional fees.  Our general and administrative expenses increased significantly from a total of $1,433 for the year ended December 31, 2010 to $9,114 for the year ended December 31, 2011.  The increase was primarily a result of our founding members devoting more time and effort to the Company’s operations.  We expect increases in these types of expenses as we continue to execute our growth plans.

Liquidity and Capital Resources

We currently have limited liquidity and capital and resources.  Our cash flows from operations alone are not sufficient to meet our current working capital requirements.  In order to execute our plans for growth we will be required to raise additional funds through either debt or equity financing. For the year’s ending December 31, 2011 and 2010 we incurred a net loss of $16,224 and $713, respectfully. During the initial years as a startup company, we focused on product development, brand identity, packaging, and sampling product to consumers while working to establish distribution for sales. These efforts resulted in costs exceeding revenues.

As of December 31, 2011, we had cash and cash equivalents of approximately $2,900.  Cash used in operations during the year ending December 31, 2011 totaled $17,428 as compared to $9,682 in 2010, primarily related to increased inventory and overall commercial activities.

In early 2012 we expect to raise additional capital through private offerings of our common stock. These offerings of additional equity securities will result in additional dilution to our shareholders.  In the event that we are unable to raise additional capital at terms beneficial to the Company we will be unable to execute our future business plans and our current operations will remain stagnant.

We currently have  firm capital funding commitments from accredited investors which we believe will be sufficient for the Company to continue as a going concern for at least the next twelve months.

Plan of Operations

We operate in the natural and organic food industry.  Our four current sauce and marinade product offerings: Backyard BBQ”, “Sweet and Spicy BBQ”, “Savory Soy Ginger Marinade”, and “Citrus Marinade” appear to be gaining sales momentum in our initial Southern California Markets.

We expect to build on this momentum by expanding our local customer base for these products by increasing the number of customers and distributors that offer our products.  In order to execute this strategy our employees are devoting more time to sales and marketing efforts, including setting up more product demonstrations and other market awareness generation activities.  Additionally, we are making efforts to establish relationships with larger national grocery chains with the assistance of consultants familiar with the industry.  We expect these efforts to further expand our markets geographically.

We have also increased our efforts to sell our products directly to consumers via our website and are continuing to explore ways to make our products more visible to a greater range of customers.

In addition to the increased marketing of our existing brands of sauces and marinades, we intend to roll out several new product lines over the next twelve months and beyond, including jams, soups and salad dressings.  The Company intends to roll out approximately 16 new product offerings in these three additional product lines, contingent on the timely receipt of additional financing that will be needed to support the product offerings.  Please see Item 1. Business – Future Products for more information.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

ITEM 3. DESCRIPTION OF PROPERTY

We currently do not own or lease any property.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of March 12, 2012, which we refer to as the “Closing Date,” information with respect to the securities holdings of all persons that we, pursuant to filings with the Securities and Exchange Commission and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than five percent (5%) of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current named executive officers and directors, both individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options or warrants that are currently exercisable or exercisable within 60 days of the Closing Date. Our calculation of the percentage of beneficial ownership is based on 50,000,000 shares of our Class A common stock and 25,000,000 shares of our Class B common stock outstanding as of the Closing Date. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.  Unless otherwise noted below, the address for each of the stockholders in the table below is c/o Versant International, Inc., 74 N. Pecos, Suite D, Henderson, Nevada 89074.

Beneficial Ownership Table

	Class A Common		Class B Common		% Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%	%
Executive Officers and Directors
Glen W. Carnes(2)	25,000,000	50%			47.6%
Michael D. Young(3)	25,000,000	50%			47.6%
Stanley L. Teeple(4)	-	-	-	-	-
5% Stockholders
Chris J. Weiler	-	-	4,900,000	19.6%	*
Scott Beery	-	-	4,900,000	19.6%	*
Patricia A. Carnes	-	-	4,900,000	19.6%	*
Lyda Corey	-	-	4,000,000	16.0%	*
Elizabeth Aphessetche	-	-	4,000,000	16.0%	*
*Represents beneficial ownership of less than 1%.

(1)
Percentage total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of Class A common stock is entitled to ten votes per share and each holder of Class B common stock shall is entitled to one vote per share on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

(2)	Mr. Carnes serves as Chairman of the Board and Chief Executive Officer.
(3)	Mr. Young serves as a Director and as President and Chief Operating Officer.
(4)	Mr. Teeple serves as Interim Chief Financial Officer and as a Director.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

Name	Age	Position
Glen W. Carnes	34	Chairman of the Board and Chief Executive Officer
Michael D. Young	30	President, Chief Operating Officer and Director
Stanley L. Teeple	63	Interim Chief Financial Officer and Director
Marty F. Weigel	37	Former President, Treasurer and Director9

Glen W. Carnes - Mr. Carnes is a seasoned investment banking professional with over 14 years in the financial investment industry. Mr. Carnes’ experience identifying and capturing market opportunities, is well suited to the Company’s objective of achieving long-term growth through an acquisition strategy. In his career in the investment banking industry, Mr. Carnes has worked for companies such as Wells Fargo, Bank of America, Citigroup and Morgan Stanley. From October 2010 to November 2011 Mr. Carnes served as a managing partner of Tryon & Co., a private investment management firm. Mr. Carnes resigned from this position to serve as Chairman and Chief Executive Officer of Versant International. From January 2008 to September 2010, Mr. Carnes managed investment portfolios at Morgan Stanley Smith Barney, as a Senior Portfolio Manager. Prior to that, Mr. Carnes served as a Senior Area Manager at Bank of America from 2006 to 2008. Mr. Carnes’ also previously served as CEO of Scena Financial, Inc. and President of United Express Investment Corporation. Mr. Carnes’ education includes an MBA from Pepperdine University, with an emphasis in Finance, and a Bachelor of Science from Pepperdine University in Business Management.

Michael D. Young – Mr. Young is the President of JPY Enterprises, Inc. where he has served as a consultant to numerous middle market firms and startup companies. Since 2006, Mr. Young has played a key role in consulting on various projects in a variety of industries, including the oil and gas, wireless technology, solar power, waste to energy, and electric vehicle sectors. Previously, Mr. Young worked for Western States Management Advisors as a Senior Manager and was directly responsible for acquisitions and structured transactions.
______________________
9 Mr. Weigel resigned as a Director and as the Company’s President and Treasurer effective December 27, 2011.

Stanley L. Teeple – Over the last 30 years Mr. Teeple has held numerous senior management positions in a number of public and private companies across a broad spectrum of industries. In his capacity as a turnaround consultant he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. He presently operates his consulting business on a project-to-project basis and is currently engaged with Indigo-Energy, Inc. as a consultant CFO for the past 5 years.

Marty F. Weigel, CPA – The Company’s former President, Treasurer, Principal Financial Officer, Principal Executive Officer and Director, is the founder and President (a position currently held) of Ingenium Accounting Associates, which was incorporated in September 2011. He was previously an assurance partner with the accounting firm Mark Bailey & Company, Ltd. which he joined in 2004, until September 1, 2011. As such, he focused on providing accounting and attestation services for both publicly and privately held companies in a wide range of industries. Mr. Weigel began his career as a Financial Advisor with Morgan Stanley Dean Witter in late 1998 until he joined the public accounting firm Thomas Havey, LLP in 2000. From 2000-2002 Mr. Weigel held staff accounting positions in the San Ramon, California office of the regional public accounting firm Thomas Havey, LLP. From 2002-2004 Mr. Weigel held staff and senior accountant positions in the Reno office of the regional public accounting firm Kafoury, Armstrong & Company. Mr. Weigel is a licensed Certified Public Accountant in the State of Nevada and holds a Bachelor of Science degree from the University of Nevada.

Mr. Weigel’s experience in identifying and conducting reverse mergers and other transactions has been gained through their involvement as independent auditors and consultants to a wide array of companies entering into similar transactions. The Company believed the contacts obtained along with the experience in analyzing and accounting for these transaction are significantly beneficial.

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified. Directors are not compensated for serving as such. Officers serve at the discretion of the Board of Directors.

Significant Employees

Lyda Corey, President of Mamma’s Best

Ms. Corey serves as the President of Mamma’s Best, which she co-founded.  Prior to its acquisition by Versant, Ms. Corey oversaw all aspects of the operations, accounting, finance and sales and distribution of Mamma’s Best. Ms. Corey will continue to serve as the President of Mamma’s Best after the acquisition.

Elizabeth Aphessetche, Chief Operating Officer of Mamma’s Best

Ms. Aphessetche co-founded Mamma’s Best and has played a vital role in the areas of product development, label design, marketing, sales and product distribution since its inception.  Subsequent to the acquisition of Mamma’s Best by Versant, Ms. Aphessetche will serve as the Chief Operating Officer  of Mamma’s Best, with continuation of many of her prior responsibilities.

Family Relationships

There are no familial relationships among any of our executive officers and directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter, or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) had any bankruptcy petition been filed by or against any business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company is not aware of any reporting person that failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

ITEM 6. EXECUTIVE COMPENSATION.

Glen W. Carnes, Chairman and Chief Executive Officer, and Michael D. Young, President and Chief Operating Officer, each received 25,000,000 shares of restricted Class A common stock with an estimated fair value of $250,000 per award on December 27, 2011.  The shares were fully vested on the date of grant.  No other current or former officer or director has received any cash or other compensation for services since the Company’s inception.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

The Company does not have a standing compensation committee or a committee performing similar functions. The Board of Directors has generally determined not to compensate the officers and directors until such time that the Company completes a reverse merger or business combination.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Glen W. Carnes1	2011	0	0	$250,000	2	0	0	0	0	$250,000
	2010	0	0	0		0	0	0	0	0
Michael D. Young3	2011	0	0	$250,000	2	0	0	0	0	0
	2010	0	0	0		0	0	0	0	$250,000
Marty Weigel4	2011	0	0	0		0	0	0	0	0
	2010	0	0	0		0	0	0	0	0
_______________
1.	Glen W. Carnes commenced service as the Company’s Chairman and Chief Executive Officer on December 27, 2011.
2.
Mr. Carnes and Mr. Young each received an award of 25,000,000 shares of restricted Class A common stock on December 27, 2011.  The amounts shown were those recognized for financial statement reporting purposes.

3.	Michael D. Young commenced service as the Company’s President and Chief Operating Officer on December 27, 2011.
4.	Mr. Weigel served as the Company’s President (Principal Executive Officer), Treasurer (Principal Financial Officer) and Director from the Company’s inception until December 27, 2011.

We have no employment agreements with any of our executive officers.  We anticipate entering into such agreements with our key personnel.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

Directors' Compensation

The members of our board of directors have not been compensated for their services as a director. The board has not implemented a plan or policy to award options to directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.  Accordingly, the Director Compensation Table has been omitted.

We do not intend to pay any cash compensation to our employee directors, other than to reimburse them for their cost of travel and other out-of-pocket costs incurred to attend Board meetings or other activities on behalf of the Company. We currently have no policy with respect to the granting of fees to non-employee directors in connection with their services to the Company.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Board of Directors

Our Bylaws provide that the Board of Directors shall consist of one or more members, but not more than nine, with the exact number to be fixed by our shareholders or our Board of Directors. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified. We currently have three directors, Glen W. Carnes, Michael D. Young, and Stanley L. Teeple. The directors were chosen to serve on the board of directors based upon the specific experiences and qualification discussed in their respective professional biographies set forth above.

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. We do not have an audit committee “financial expert.” Our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” In accordance with Item 407(a) of Regulation S-K of the Securities Act of 1933 and the Securities Exchange Act of 1934, the Board has adopted the definition of “independent director” and “independence standards” for audit, compensation and nominating committees set forth in the American Stock Exchange, or AMEX, Company Guide. In applying this definition, the Board has determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules, even though such definitions do not currently apply to us because we are not listed on AMEX.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions.

Related Transactions

There have been the following related party transactions required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K:

From inception on May 5, 2010 through December 31, 2011 the Company’s former officers and shareholders paid an aggregate of $5,027 of normal operating expenses incurred by the Company.  The transactions were within the normal course of business and approved by the Company’s directors.  In December 2011, these liabilities were forgiven by the former officers and directors.

During the fourth quarter of 2011, the Company’s current officers and directors, Glen W. Carnes and Michael D. Young, paid expenses totaling $20,000 on behalf of the Company.  These expenses were incurred in the normal course of business and consisted of legal and consulting fees.  The payment of these expenses was approved by the Company’s directors.

The founders of Mamma’s Best, and our current employees paid an aggregate of $31,310 of normal operating expenses incurred by the Company.  The transactions were within the normal course of business and approved by the Company’s directors.  In December 2011, these liabilities were forgiven.

On December 27, 2011, the Company entered into restricted stock agreements with each of Glen W. Carnes and Michael D. Young, pursuant to which Mr. Carnes was awarded 25,000,000 shares of the Company’s common stock and Mr. Young was awarded 25,000,000 shares of the Company’s common stock in consideration for services to be rendered to the Company in their new capacities as officers and directors of the Company. In each case, these shares have designated as Class A common stock.  The shares so awarded vested immediately upon grant.

None of the Company’s officers or directors had a promoter at any time during the past five fiscal years.

ITEM 8. LEGAL PROCEEDINGS

There are presently no material pending legal proceedings to which we are a party or as to which any of our property is subject, and no such proceedings are known to us to be threatened or contemplated against us.

ITEM 9. MARKET PRICE OF AND DIVIDENDS OF THE COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

The Common Stock is not trading on any stock exchange. There is no established public trading market for the Company’s common stock.   Further, there has been no market activity since inception through December 31, 2011.  In December 2011 the Company’s three previous shareholders sold 14,700,000 shares of Class B common stock in a private equity transaction with our current officers and directors at a sales price of $0.01 per share.

(b) Holders.

As of the Closing Date, there were 2 holders of record of our Class A common stock and 10 holders of record of our Class B common stock with an aggregate of 75,000,000 shares of the Common Stock issued and outstanding, of which 50,000,000 were Class A common stock and 25,000,000 were Class B.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

We do not have any compensation plan under which equity securities are authorized for issuance.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

As part of the closing under the Share Exchange Agreement dated March 12, 2012, pursuant to which the Company acquired 100% of Mamma’s Best, the Company issued 10,000,000 shares of its Class B common stock to the four selling members of Mamma’s Best.

There was no underwriter, no underwriting discounts or commissions, no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the certificates.  The four persons who received securities have such knowledge in business and financial matters that he/she/it is capable of evaluating the merits and risks of the transaction.  This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.

On December 27, 2011, the Company issued Twenty-Five Million (25,000,000) shares of Class A common stock to each of Glen W. Carnes and Michael D. Young, in consideration for services to be rendered to the Company in their new capacities as executive officers and directors of the Company.  These sales were exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.

On May 7, 2010, the Company offered and sold an aggregate of 15,000,000 shares of Common Stock to the three founders of the Company for an aggregate purchase price equal to $15,000, pursuant to the terms and conditions set forth in those certain stock purchase agreements (each a “Common Stock Purchase Agreement”). The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES

General

Our Articles of Incorporation authorize common stock, which can be designated as Class A common stock or Class B common stock, and Preferred Stock.  In particular, the Articles of Incorporation authorize the issuance of Seventy-Five Million (75,000,000) shares of Class A common stock, Two Hundred Twenty-Five Million (225,000,000) shares of Class B common stock and Ten Million (10,000,000) shares of Preferred Stock.  The rights and privileges of the Class A common stock, Class B common stock and Preferred Stock are summarized below.  As of the closing of our acquisition of Mamma’s Best, there were Fifty Million (50,000,000) shares of our Class A common stock outstanding, Twenty Five Million (25,000,000) shares of our Class B common stock outstanding, and no shares of Preferred Stock outstanding. The Company does not have any outstanding debt securities.

Common Stock

Except with respect to voting and conversion rights, as described in more detail below, the Class A common stock and Class B common stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

Dividends.  Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Class A common stock and the holders of Class B common stock are entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Company as may be declared by the Board of Directors from time to time out of legally available funds or assets.

Voting Rights.  With regard to voting rights, the holders of shares of Class A common stock and Class B common stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Company.  Each holder of shares of Class A common stock is entitled to ten (10) votes for each share of Class A common stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company.  Each holder of shares of Class B common stock is entitled to one (1) vote for each share of Class B common stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. Directors are elected by a plurality of the votes cast in the election of directors.

Holders of common stock do not have cumulative voting rights. Except as otherwise expressly provided by the laws of the State of Nevada, or by the Articles of Incorporation, at any and all meetings of the stockholders of the Company, for a quorum, there must be present, either in person or by proxy, stockholders owning a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at the meeting.

Conversion.  Holders of Class A common stock have the following conversion rights: each holder of record of Class A common Stock may at such holder’s option convert any whole number or all of such holder’s shares of Class A common stock into fully paid and non-assessable shares of Class B common stock at the rate of two (2) shares of Class B common stock for each share of Class A common stock. This conversion privilege does not extend in the opposite direction; that is, holders of Class B shares are not able to convert them into Class A shares.

Liquidation.  Subject to the preferences applicable to any series of Preferred Stock, if any outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Company of whatever kind available for distribution to the holders of Common Stock, after the liquidation preference of the Preferred Stock, if any is outstanding, has been satisfied.

Holders of our common stock (including Class A and Class B) have no pre-emptive rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

Voting. The Company’s charter documents do not at this time give any voting rights to the holders of Preferred Stock in addition to any rights provided by law.

Dividends. The holders of Preferred Stock are entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Company as may be declared by the Board of Directors from time to time out of legally available funds or assets.

Conversion.  Holders of Preferred Stock have the following conversion rights: each holder of record of Preferred Stock may, at such holder’s option, convert any whole number or all of such holder’s shares of Preferred Stock into fully paid and non-assessable shares of Class A Common Stock at the rate of Ten Thousand (10,000) shares of Class A Common Stock for each share of Preferred Stock.

Liquidation.  Holders of Preferred Stock shall have a liquidation preference above both classes of common stock, such that the initial price paid per share (subject to certain adjustments) shall be paid back to holders of Preferred Stock prior to any liquidation distributions to holders of any class of common stock.

Anti-Takeover Provisions of Our Amended and Restated Articles of Incorporation and Bylaws

Our Articles of Incorporation grant our board of directors the authority to issue up to 10,000,000 shares of Preferred Stock.  Should the Preferred Stock be issued, holders of the Preferred Stock would have the ability to convert each share of Preferred Stock into ten thousand (10,000) shares of Class A Common Stock, and each resulting share of Class A common stock could, in turn, be converted into two (2) shares of Class B common stock.  This could have the effect of allowing those to whom the Preferred Stock is issued exert significant influence on matters that would require the approval of stockholders, such as a merger of the Company into another corporate entity or the sale of the Company in another form.  Thus, the issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.  Further, holders of Class A common stock, which are currently held exclusively by the Company’s management, could potentially exert their voting power, which is ten votes per each share of Class A common stock, to significantly influence stockholder approval of a potential acquisition of the Company.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119.
Tel: (702) 361-3033 and Fax: (702) 433-1979.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's Amended and Restated Articles of Incorporation, Bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Amended and Restated Articles of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, as amended from time to time, each person that such section grants us the power to indemnify.

The Nevada Revised Statutes permit a corporation to provide in its Amended and Restated Articles of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our Company existing at the time of such repeal or modification.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY

The audited financial statements of Mamma’s Best, a Delaware limited liability company (“Mamma’s Best”) for the years ended December 31, 2011 and December 31, 2010 are included as Exhibit 99.1

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

Item 3.02                      Unregistered Sales of Equity Securities.

As part of the closing under the Share Exchange Agreement dated March 12, 2012, pursuant to which the Company acquired 100% of Mamma’s Best, the Company issued 10,000,000 shares of its Class B common stock to the four selling members of Mamma’s Best.

There was no underwriter, no underwriting discounts or commissions, no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the certificates.  The four persons who received securities have such knowledge in business and financial matters that he/she/it is capable of evaluating the merits and risks of the transaction.  This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.

Item 5.06                      Change in Shell Company Status.

The Company has ceased to be a shell company as a result of the Share Exchange Agreement with Mamma’s Best and its selling members.  Full details regarding that transaction are provided in response to Item 2.01 of this current report.

Item 9.01                      Financial Statements and Exhibits.

Exhibit
Number	Description
2.1	Share Exchange Agreement dated March 12, 2012
4.1	Lock-Up Agreement dated March 12, 2012
99.1	Financial Statements of Mamma’s Best for the years ended December 31, 2011 and 2010
99.2	Form of Employment Agreement entered into by Lyda Corey and Elizabeth Aphessetche

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versant International, Inc.

Date: March 16, 2012	By:	/s/ Glen W. Carnes

Glen W. Carnes

Chief (Principal) Executive Officer